UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 16, 2015

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2015, Valeant Pharmaceuticals International, Inc., a British Columbia corporation (“Valeant”), Valeant Pharmaceuticals International, a Delaware corporation and a wholly-owned subsidiary of Valeant (“VPI”), Sun Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of VPI (“Merger Sub”) and Salix Pharmaceuticals, Ltd., a Delaware corporation (“Salix”), entered into an Amendment No. 1 (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of February 20, 2015 (the “Merger Agreement”), by and among Salix, Merger Sub, VPI and, solely for purposes of guaranteeing VPI’s and Merger Sub’s obligations thereunder, Valeant.

Pursuant to the Amendment, among other things, (i) the offer price was increased from $158.00 per share to $173.00 per share, net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law thereon, provided that if at 12:00 midnight, Eastern time, on April 8, 2015 (one minute after 11:59 P.M., Eastern time, on April 7, 2015), all of the conditions to the tender offer have not been satisfied or waived by Valeant, then the offer price will be reduced to $158.00 per share, net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law thereon; (ii) the amount of the fee payable by Salix upon the termination of the Merger Agreement under certain provisions thereof was increased from $356.4 million to $456.4 million; and (iii) the outside date after which either VPI or Salix may terminate the transaction has been moved from August 20, 2015 to May 1, 2015.

The tender offer, which is for all outstanding shares of common stock of Salix, will expire at 12:00 midnight, Eastern time, on April 1, 2015 (one minute after 11:59 P.M., Eastern time, on March 31, 2015), unless extended.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Other than as expressly modified by the Amendment, the Merger Agreement remains in full force and effect as originally executed.

Item 8.01	Other Events.

Valeant is also filing this Current Report on Form 8-K to provide certain financial and business information with respect to Salix. The Merger Agreement provides, among other things, that, upon the terms and conditions set forth therein, Merger Sub will merge with and into Salix, with Salix continuing as the surviving corporation.

Included in this filing as Exhibit 99.1 are the audited consolidated financial statements of Salix for the periods described in Item 9.01 below, the notes related thereto and the Reports of the Independent Registered Public Accounting Firm for the periods described in Item 9.01 below.

Also included in this filing as Exhibit 99.2 is certain information regarding the business and operations of Salix. Such information has been taken from Salix’s filings under the Securities Exchange Act of 1934. This information includes the information contained in “Item 1 – Business,” “Item 1A – Risk Factors,” “Item 2 – Properties,” “Item 3 – Legal Proceedings” and “Item 9A – Controls and Procedures” of Salix’s Annual Report on Form 10-K for the year ended December 31, 2014, filed by Salix with the SEC on March 2, 2015.

Item 9.01	Financial Statements and Exhibits.

Financial Statements of Businesses Acquired

Audited consolidated financial statements of Salix Pharmaceuticals, Ltd., comprised of consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flows for the three years in the period ended December 31, 2014, the notes related thereto and the Reports of the Independent Registered Public Accounting Firm, attached as Exhibit 99.1 hereto.

Exhibit Number	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 16, 2015, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Sun Merger Sub, Inc. and Salix Pharmaceuticals, Ltd.

23.1	Consent of Ernst & Young LLP

99.1	Item 15(a)1 and 2 Audited consolidated financial statements of Salix Pharmaceuticals, Ltd., comprised of consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flows for the three years in the period ended December 31, 2014, the notes related thereto and the Reports of the Independent Registered Public Accounting Firm.

99.2	“Item 1 – Business,” “Item 1A – Risk Factors,” “Item 2 – Properties,” “Item 3 – Legal Proceedings” and “Item 9A – Controls and Procedures” from Salix’s Annual Report on Form 10-K for the year ended December 31, 2014, filed by Salix with the SEC on March 2, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By	/s/ Robert R. Chai-Onn
	Name:	Robert R. Chai-Onn
	Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Date: March 16, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 16, 2015, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Sun Merger Sub, Inc. and Salix Pharmaceuticals, Ltd.

23.1	Consent of Ernst & Young LLP

99.1	Item – 15(a)(1) and (2) Audited consolidated financial statements of Salix Pharmaceuticals, Ltd., comprised of consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flows for the three years in the period ended December 31, 2014, the notes related thereto and the Reports of the Independent Registered Public Accounting Firm.

99.2	“Item 1 – Business,” “Item 1A – Risk Factors,” “Item 2 – Properties,” “Item 3 – Legal Proceedings” and “Item 9A – Controls and Procedures” from Salix’s Annual Report on Form 10-K for the year ended December 31, 2014, filed by Salix with the SEC on March 2, 2015.